Exhibit 23

                   CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      1mage Software, Inc.
      Englewood, Colorado


         We consent to the incorporation by reference in Form S-3 (SEC File No. 333-35265) and Form S-8 (SEC File No's. 33-78096, 33-86760 and
      333-30787) of our report dated January 20, 2003, relating to the balance sheets of 1mage Software, Inc. as of December 31, 2002 and 2001, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2002, as included in this Form 10-K.



                                                               /s/ BKD, LLP


      Denver, Colorado.
      January 20, 2003